Proficient Alpha Acquisition Corp. Completes $115,000,000 Initial Public Offering, Including Full Exercise of Over-Allotment Option

NEW YORK, NY, June 3, 2019 / Proficient Alpha Acquisition Corp. (Nasdaq: PAACU) (“Proficient” or the “Company”), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced the closing of its initial public offering of 11,500,000 units at a price to the public of $10.00 per unit, which includes 1,500,000 units issued pursuant to the underwriters’ over-allotment option, with the offering raising gross proceeds of $115,000,000. The units commenced trading on Thursday, May 30, 2019, on The NASDAQ Capital Market (“Nasdaq”) under the symbol “PAACU.” Each unit issued in the initial public offering consists of one share of common stock, one warrant to purchase one share of common stock at a price of $11.50 per share and one right to receive one-tenth of one share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the common stock, warrants and rights are expected to be listed on Nasdaq under the symbols “PAAC,” “PAACW” and “PAACR,” respectively.

I-Bankers Securities, Inc. acted as sole book-running manager of the offering. EarlyBirdCapital, Inc. acted as the co-manager of the offering. The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any, and on May 30, 2019, the underwriters notified the Company that they are exercising the over-allotment option in full.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $115,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of June 3, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Schiff Hardin LLP acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on May 29, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting I-Bankers Securities, Inc., 535 5th Avenue, 4th Floor, New York, New York 10017; info@ibankers.com.

About Proficient

Proficient Alpha Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search on companies which provide financial services in Asia, primarily China.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Tracy Luo

Chief Financial Officer

Proficient Alpha Acquisition Corp.

Info@paac-us.com

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